Exhibit 10.114
EXECUTION VERSION
SECURITY AGREEMENT
     SECURITY AGREEMENT (this “Agreement”) dated as of March 3, 2008 between Bullen Semiconductor Corp., a Delaware corporation (“Debtor”), and ABN AMRO Bank N.V., individually and in its capacity as Administrative Agent for the Lenders under the Credit Agreement referred to below (“Secured Party”).
W I T N E S S T H:
     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Debtor, Secured Party and the Lenders signatory thereto (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make term loans (the “Loans”) to Debtor;
     WHEREAS, in order to induce Secured Party and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement, Debtor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms.
     (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
     2. The Security. Debtor hereby assigns and grants to Secured Party a security interest in the following described property now or hereafter owned by Debtor (“Collateral”):
     (a) All accounts, contract rights, chattel paper, instruments, letter of credit rights, payment intangibles and general intangibles, including all amounts due to Debtor from a factor; rights to payment of money from Secured Party under any Swap Contract; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.
     (b) All inventory, including all materials, work in process and finished goods.
     (c) All machinery, furniture, fixtures and other equipment of every type.
     (d) All instruments, notes, chattel paper and documents of every type, and all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

     (e) All general intangibles, but excluding, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all mask works of semiconductor chip products; (v) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems; (vi) any other IP Rights; and (vii) all licenses to any of the foregoing except as set forth in Section 7(j). The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; all chattel paper and instruments relating to such general intangibles.
     (f) All negotiable and nonnegotiable documents of title covering any Collateral.
     (g) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.
     (h) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.
     (i) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).
     3. Secured Obligations. The Collateral secures all Secured Obligations.
     4. Debtor’s Covenants. Debtor represents, covenants and warrants that unless compliance is waived by Secured Party in writing:
     (a) Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.
     (b) Debtor’s chief executive office is located in the state specified on the signature page hereof. In addition, Debtor is incorporated in or organized under the laws of the state specified on such signature page. Debtor shall give Secured Party at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization. Debtor will notify Secured Party in writing prior to any change in the location of any Collateral, including the Books and Records.
     (c) Debtor will notify Secured Party in writing prior to any change in Debtor’s name, identity or business structure.
     (d) Unless otherwise agreed, Debtor has not granted and will not grant any security interest in any of the Collateral except to Secured Party, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of Secured Party.

     (e) Debtor will promptly notify Secured Party in writing of any event which materially adversely affects the value of the Collateral, the ability of Debtor or Secured Party to dispose of the Collateral, or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.
     (f) Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Secured Party’s security interest (collectively, the “Collateral Costs”). Without waiving Debtor’s default for failure to make any such payment, Secured Party at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations. Debtor agrees to reimburse Secured Party on demand for any Collateral Costs so incurred.
     (g) Until Secured Party exercises its rights to make collection, Debtor will diligently collect all Collateral.
     (h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Debtor shall immediately deliver such document to Secured Party, together with any necessary endorsements.
     (i) Debtor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of Secured Party; provided, however, that Debtor may dispose of Collateral to the extent permitted by Section 7.05 of the Credit Agreement.
     (j) Debtor will maintain and keep in force insurance covering the Collateral against fire and extended coverages, to the extent that any Collateral is of a type which can be so insured. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to Secured Party and include a loss payable endorsement in favor of Secured Party in a form acceptable to Secured Party. Upon the request of Secured Party, Debtor will deliver to the bank a copy of each insurance policy, or, if permitted by Secured Party, a certificate of insurance listing all insurance in force.
     (k) Debtor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless Debtor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by Secured Party of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to Secured Party and shall provide that Secured Party has no liability to such owner, holder of any lien, or any other person.
     5. Additional Optional Requirements. Debtor agrees that Secured Party may at its option at any time, whether or not Debtor is in default (except as otherwise noted):

     (a) Require Debtor to deliver to Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.
     (b) Subject to Section 6.10 of the Credit Agreement, examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.
     (c) Require Debtor to deliver to Secured Party any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to Secured Party the proceeds of any such letters of credit.
     (d) Following and during the continuation of any Event of Default, notify any account debtors or any other persons of Secured Party’s interest in the Collateral.
     6. Defaults. Any one or more of the following shall be a default hereunder:
     (a) An Event of Default has occurred under the Credit Agreement.
     (b) Secured Party fails to have an enforceable first lien (except for any prior liens to which Secured Party has consented in writing) on or security interest in the Collateral.
     (c) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due or otherwise permitted under the Credit Agreement.
     7. Secured Party’s Remedies After an Event of Default. In the event of any Event of Default, Secured Party may do any one or more of the following:
     (a) Declare any Secured Obligations immediately due and payable, without notice or demand.
     (b) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law.
     (c) Require Debtor to obtain Secured Party’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory except in the ordinary course of business at a fair market price.
     (d) Require Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Secured Party in kind.
     (e) Require Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under Secured Party’s exclusive control.
     (f) Require Debtor to assemble the Collateral, including the Books and Records, and make them available to Secured Party at a place designated by Secured Party.

     (g) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of Debtor’s equipment, if Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.
     (h) Demand and collect any payments on and proceeds of the Collateral. In connection therewith Debtor irrevocably authorizes Secured Party to endorse or sign Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Debtor and remove therefrom any payments and proceeds of the Collateral.
     (i) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Debtor.
     (j) Use or transfer any of Debtor’s rights and interests in any Intellectual Property now owned or hereafter acquired by Debtor, if Secured Party deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Debtor agrees that any such use or transfer shall be without any additional consideration to Debtor, but subject to all terms, conditions and limitations, if any, applicable thereto. As used in this section, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which Debtor has any right or interest, whether by ownership, license, contract or otherwise.
     (k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.
     (l) Take such measures as Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.
     (m) Without notice or demand to Debtor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Secured Party or any of Secured Party’s agents or affiliates to or for the credit of the account of Debtor or any guarantor or endorser of Debtor’s Secured Obligations.
     (n) Exercise any other remedies available to Secured Party at law or in equity.
     (o) Secured Party will give the Debtor, on a substantially concurrent basis, a copy of any notice to a third party with regard to collection of, or other steps to realize on, the Collateral.

With respect to the bailee letter dated as of the date hereof from Debtor to Menlo Logistics Inc., the Secured Party may send to Menlo Logistics Inc. the second notice referred to therein no earlier than five (5) days after delivery of the first notice referred to therein.
     8. MISCELLANEOUS.
     (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by Secured Party to enforce any provision shall not preclude Secured Party from enforcing any such provision thereafter.
     (b) Debtor shall, at the request of Secured Party (and on a basis consistent with the Credit Agreement), execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as Secured Party may reasonably deem necessary.
     (c) All notes, security agreements, subordination agreements and other documents executed by Debtor or furnished to Secured Party in connection with this Agreement must be in form and substance satisfactory to Secured Party.
     (d) This Agreement shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereto submit.
     (e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
     (f) All terms not defined herein are used as set forth in the UCC.
     (g) In the event of any action by Secured Party to enforce this Agreement or to protect the security interest of Secured Party in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, Debtor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney’s fees and allocated costs for in-house legal services to the extent permitted by law.
     (h) In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.
     (i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Secured Party and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.
     (j) Secured Party’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Secured Party of any of the Secured Obligations or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.
     9. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

     IN WITNESS WHEREOF the parties have executed this Security Agreement by their duly authorized officer(s) as of the date and year first above written, intending to be legally bound.

ABN AMRO BANK N.V., individually and as Administrative Agent
By:	/s/ Sarabelle Hitchner
Name: Sarabelle Hitchner
Title: Senior Vice President

By:	/s/ Kathryn Schutz
Name: Kathryn Schutz
Title: Assistant Vice President

BULLEN SEMICONDUCTOR CORPORATION
By:	/s/ George M. Schisler, Jr.
Name: George M. Schisler, Jr.
Title: Secretary

Address: 950 South Franklin St. Eaton, OH 45320

Debtor’s Location (chief executive office):
950 South Franklin St.
Eaton, OH 45320
Debtor’s state of incorporation:
Delaware
[Signature Page to Security Agreement (Bullen)]